    As filed with the Securities and Exchange Commission on April 18, 1995
                                              Registration No. 33-______________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            THORN APPLE VALLEY, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                                      38-1964066
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

18700 West Ten Mile Road, Southfield, Michigan              48075
  (Address of Principal Executive Offices)                (Zip Code)

             Thorn Apple Valley, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                 Louis Glazier
              Executive Vice President Finance and Administration
                            Thorn Apple Valley, Inc.
                            18700 West Ten Mile Road
                              Southfield, MI 48075
                    (Name and address of agent for service)

                                 (810) 552-0700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
Title of                            maximum        maximum
securities           Amount         offering       aggregate       Amount of
to be                to be          price per      offering        registration
registered           registered     share (1)      price (1)       fee
- -------------------------------------------------------------------------------
Common Stock,         400,000        $16.94         $6,775,000      $2,337.38
$.10 par value
per share (the
"Common Stock") (2)
- -------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock, as quoted on the NASDAQ Stock Market on April 13, 1995.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The documents listed in (a) through (e) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended May 27, 1994;

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 16, 1994;

          (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 9, 1994;

          (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 4, 1995; and

          (e) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-2, filed with the Securities and Exchange Commission on October 10, 1991, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          The legality of the securities offered hereby has been passed upon by Honigman Miller Schwartz and Cohn, counsel to the Registrant. Members of Honigman Miller Schwartz and Cohn own in the aggregate 600 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders.

          The Registrant is obligated under its Bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter authorized or permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her past or future service to the Registrant, or to another corporation at the request of the Registrant. In addition, the Articles of Incorporation of the Registrant limit certain personal liabilities of directors of the Registrant; provided, however, that the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of
Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Article.

          The Registrant has also obtained Directors' and Officers' liability insurance in the aggregate amount of $25 million. Subject to conditions and limitations, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for certain "wrongful acts" in the discharge of their duties solely in their capacity as officers or directors of the Registrant. The coverage includes amounts as to which the Registrant may be required or permitted by law to indemnify the directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Thorn Apple Valley, Inc. Amended and Restated Employee Stock Purchase Plan.

     4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-2 Registration No. 33-43287).

     4.3 Registrant's Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit (3)(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended May 28, 1993.

     4.4 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended May 29, 1981).

     5 Opinion of Honigman Miller Schwartz and Cohn, counsel to the Registrant, as to the legality of the shares of Common Stock being registered.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement).

     24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

          (a)   The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 13, 1995.


                               THORN APPLE VALLEY, INC.


                               By:  /s/ LOUIS GLAZIER
                                  ------------------------------------------
                                    Louis Glazier, Executive Vice President
                                    Finance and Administration and Director





                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Louis Glazier and Joel Dorfman, or either of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Date            Capacity
- ---------                      ----            --------

/s/ JOHN C. CANEPA             4/13/95         Director
- ---------------------------
     John C. Canepa


/s/ HENRY S DORFMAN            4/13/95         Director
- ---------------------------
     Henry S Dorfman


/s/ JOEL DORFMAN               4/13/95         President and Director
- ---------------------------                    (principal executive officer)
    Joel Dorfman


/s/ BURTON D. FARBMAN          2/28/95         Director
- ---------------------------
     Burton D. Farbman


/s/ LOUIS GLAZIER              4/13/95         Executive Vice President
- ---------------------------                    Finance and Administration and
     Louis Glazier                             Director (principal financial and
                                               accounting officer)


/s/ MONIEK MILBERGER           4/13/95         Director
- ---------------------------
     Moniek Milberger


/s/ SEYMOUR ROBERTS            4/13/95         Director
- ---------------------------
     Seymour Roberts

                               INDEX TO EXHIBITS


Exhibit
Number                                   Exhibit
- ------                                   -------
4.1              Thorn Apple Valley, Inc. Amended and Restated Employee
                 Stock Purchase Plan.

4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Registration
                 Statement on Form S-2 Registration No. 33-43287).

4.3              Registrant's Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit (3)(b) to Registrant's Annual
                 Report on Form 10-K for the fiscal year ended May 28, 1993).

4.4              Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 3(b) to Registrant's Annual Report on Form 10-K
                 for the fiscal year ended May 29, 1981).

5                Opinion of Honigman Miller Schwartz and Cohn, counsel to the
                 Registrant, as to the legality of the shares of Common Stock being registered.

23.1             Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement).

24 Power of Attorney (included on the signature page of this Registration Statement).